TIMESHARE HOLDINGS, INC.
BOARD OF DIRECTORS RESOLUTIONS AND ACTIONS
Effective February 28, 2011

The Board of Directors of TimeShare Holdings, Inc, a Nevada Corporation, (TMSH), by written consent in lieu of a Director's Meeting, in accordance with the Bylaws of TMSH, hereby adopt, ratify and approve the following resolutions and actions:

WHEREAS, the Board approves the act of changing its name to TransGlobal Assets, Inc. and to perform all acts necessary to consummate said name change.

IT IS THEREFORE RESOLVED, that the Officers of the Company are hereby authorized and instructed to perform all such acts necessary to effectuate the change of the Company's name from TimeShare Holdings, Inc. to TransGlobal Assets, Inc. Said acts to include, but not limited to, obtaining shareholder ratification of this change, filing all necessary documents with the Nevada Secretary of State's office, applying for a new CUSIP number, and updating FINRA with applicable notice of this change.

IN WITNESS WHEREOF, the undersigned have executed this Resolution in lieu of a Director's Meeting, to be effective February, 28, 2011.

This 25th day of February 2011.

Secretary

Attest:
Board of Directors:

Paul K. Thompson

Kent A. Strickler

Douglas R. Johnson